Exhibit 99.1

Contact:	Carl D. Mautz
Chief Financial Officer
Watson Wyatt
(703) 258-7556

WATSON WYATT & COMPANY HOLDINGS REPORTS FOURTH QUARTER

AND FISCAL 2005 RESULTS

ARLINGTON, VA, August 16, 2005 — Watson Wyatt & Company Holdings (NYSE: WW), a leading international human capital and financial management consulting firm, today announced financial results for the fourth quarter and fiscal year 2005, which ended June 30, 2005.

Revenues were $198.6 million for the quarter, up 10% from $180.0 million for the fourth quarter of fiscal 2004.  Fourth-quarter income from continuing operations was $12.3 million, down from $12.7 million for the prior-year fourth quarter.  Fourth-quarter results for fiscal 2005 included a non-operating charge of $6.2 million, or $0.12 per fully diluted share after tax, due to a loss on a foreign currency forward contract related to the acquisition of Watson Wyatt LLP.  Fully diluted fourth-quarter earnings per share were $0.37, including this non-operating loss, down from prior-year fourth-quarter earnings per share of $0.39.

For the fiscal year, revenues were $737.4 million, up 5% from prior-year revenues of $702.0 million.  Income from continuing operations for the year was $51.4 million, or $1.56 per diluted share, up from prior-year income from operations of $49.9 million, or $1.50 per diluted share.  For the year, the loss on the forward currency contract related to the acquisition of Watson Wyatt LLP was $4.8 million, or $0.09 per fully diluted share after tax.

“The strong revenue growth for the quarter confirms that our services and our intense focus on client satisfaction are resonating in the market,” said John Haley, president and chief executive officer.  “The completion of our business combination with Watson Wyatt LLP gives us opportunities to further leverage our services and grow in high potential markets.  Most importantly it makes sense for our clients, our shareholders and our people.”

As of June 30, 2005, the company had cash and cash equivalents of $168.1 million and no debt outstanding.  For the fiscal year, the company increased cash and cash equivalents and marketable

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securities by $11.1 million, after making a $10 million contribution to the company’s U.S. qualified pension plan and paying $9.8 million in dividends.

On July 31, 2005, Watson Wyatt completed its acquisition of Watson Wyatt LLP, its former European-based alliance partner.   Watson Wyatt previously owned an interest in Watson Wyatt LLP and acquired the remaining interest in the assets of Watson Wyatt LLP for a purchase price of approximately $394 million, paid through the issuance of approximately 9.1 million shares of Watson Wyatt & Company Holdings common stock and cash of approximately $156 million.  The Company may pay up to an additional 1.9 million shares of Watson Wyatt & Company Holdings stock contingent upon the achievement of certain financial goals by the businesses acquired from Watson Wyatt LLP.  The Company also assumed most liabilities of Watson Wyatt LLP.  The Company funded the cash payment by borrowing $85 million from its $300 million credit facility and through cash on hand.

Fourth Quarter and Fiscal Year 2005 Operating Highlights

•                  Revenues for the benefits group (representing 61% of fourth-quarter revenues) grew 8% to $122.1 million in the quarter, compared to $113.2 million in the prior-year fourth quarter.  For fiscal 2005, revenues were up 4% to $441.4 million from $425.5 million in fiscal 2004.  Growth for both the quarter and the fiscal year came from new client wins in the retirement and health care consulting practices.  Additionally, revenues from existing clients for both practices increased for the year.

•                  Technology solutions group revenues (representing 6% of fourth-quarter revenues) were $12.6 million, compared to prior-year fourth-quarter revenues of $14.7 million.   For the year, revenues were $66.3 million, down 14% over prior year revenues of $77.1 million.  For both the quarter and the full year, overall consulting activity was higher.  However, revenues declined due to the change in the business model which occurred in the fourth quarter of fiscal 2004, whereby no revenue is immediately recognized for the customization of administration systems.  Related revenues will be recognized as these systems go into service. For the quarter, revenues were reduced by $7.8 million related to customizations as compared to $2.6 million in the fourth quarter of fiscal 2004.

•                  Human capital group revenues (representing 7% of total revenues for the quarter) were $14.5 million in the fourth quarter, up 26% over the prior-year fourth-quarter revenues of $11.4 million.

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For the year, revenues of $56.5 million were up 26% from fiscal 2004 revenues of $44.9 million.  Growth was driven by demand for executive compensation consulting, strategic rewards consulting and government consulting projects.

•                  International segment revenues (representing 13% of total fourth-quarter revenues) were $25.0 million, up 10% over the prior-year fourth quarter, or 7% in terms of local currencies.  For the fiscal year, revenues were $90.5 million, up 9% over prior-year results, or 5% in terms of local currencies.  Growth for the year was strongest in China, the Philippines, Taiwan, Mexico and Brazil.

Outlook for Fiscal Year 2006

For fiscal year 2006, revenues are expected to grow between 65% and 67% under U.S. GAAP disclosure requirements, reflecting the acquisition from Watson Wyatt LLP, effective July 31, 2005.  Revenues for Watson Wyatt LLP for the period August 1, 2004 to June 30, 2005 were approximately $428 million.  Combined with Watson Wyatt’s fiscal 2005 revenues of $737.4 million, and net of inter-company revenues, pro forma fiscal 2005 revenues would have been approximately $1.16 billion.  Fiscal 2006 revenues are expected to grow 5% to 7% over pro forma 2005 revenues.  Growth is expected to come from all segments, driven by benefits consulting related to legislative changes in the United States and the United Kingdom, new client wins and new offerings for existing clients resulting from the acquisition.  Fully diluted earnings per share are expected to be in the range of $1.67 to $1.69.  This estimate includes an additional $3.6 million, or $0.05 per fully diluted share after-tax, non-operating loss from the foreign currency forward contract related to the acquisition of Watson Wyatt LLP, all of which will be recorded in the first quarter of fiscal 2006.

For the first quarter of fiscal 2006, revenues are expected to grow between 47% and 49%, reflecting the acquisition from Watson Wyatt LLP, effective July 31, 2005. For the first quarter of fiscal year 2005, pro forma revenues would have been approximately $247 million, comprised of Watson Wyatt & Company Holdings revenues of $175.4 million and two months of Watson Wyatt LLP revenues of $74 million, net of inter-company revenues.  The firm expects revenue to be 4% to 6% higher than pro forma revenues for the first quarter of fiscal 2005.  For the first quarter of fiscal 2006, the company expects fully diluted earnings per share to be in the range of $0.29 to $0.31.  This estimate includes the $3.6 million, or $0.05 per fully diluted share after-tax, non-operating loss related to the currency forward contract mentioned above.

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The Company presents pro forma revenues, a non-GAAP financial measure, because the Company believes these financial measures allow for a more consistent period-to-period comparison.  This is due to the fact that on July 31, 2005, the Company acquired the European business from Watson Wyatt LLP.  The Company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the Company’s business and believes this information is helpful to investors.   The pro forma numbers could also assist shareholders in determining what the impact of the merger might be by looking back one year to establish a basis for comparison.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the fourth quarter and fiscal year 2005.  It will be held on Tuesday, August 16, 2005, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet.  The live broadcast of Watson Wyatt’s earnings conference call will be available on-line by going to www.watsonwyatt.com or www.earnings.com. A replay of the webcast will be available two hours after the live call for a period of one year.  The replay is also available for one week after the call by dialing 719-457-0820, confirmation number 2502415.  The conference call will include presentation of slides that are available on the websites.

Forward-Looking Statements

Statements in this press release regarding projections and expectations of future earnings, revenues, operations, business trends and other such items are forward-looking statements.  A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements.  Such factors include but are not limited to our ability to integrate the business of Watson Wyatt LLP into our own business, processes and systems, and achieve the anticipated results; our continued ability to recruit and retain qualified associates; the success of our marketing, client development and sales programs after the acquisition; our ability to maintain client relationships and to attract new clients after the acquisition; declines in demand for our services; outcomes of litigation; the ability of the Company to obtain professional liability insurance; a significant decrease in the demand for the consulting, actuarial and other services we offer as a result of changing economic conditions or other factors; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and Internet/intranet development firms; our ability to achieve cost reductions after the acquisition; foreign currency exchange and interest rate fluctuations; exposure to Watson Wyatt LLP liabilities that have not been expressly assumed; general economic and

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business conditions that adversely affect us or our clients after the acquisition; the level of capital resources required for future acquisitions; regulatory, legislative and technological developments that may affect the demand for or costs of our services; and other factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K dated August 17, 2004, and the proxy statement/prospectus filed on June 23, 2005, both of which are on file with the Securities and Exchange Commission.  These statements are based on assumptions that may not come true.  All forward-looking disclosure is speculative by its nature.  The Company undertakes no obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

About Watson Wyatt

Watson Wyatt is a leading global human capital and financial management consulting firm.  The firm specializes in employee benefits, human capital strategies, technology solutions, and insurance and financial services with approximately 6,000 associates in 32 countries.

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WATSON WYATT & COMPANY HOLDINGS

Consolidated Statements of Operations

(Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended June 30,		Year Ended June 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)

Revenue	$198,621	$180,014	$737,421	$702,005

Costs of providing services:
Salaries and employee benefits	103,252	97,097	397,252	396,775
Professional and subcontracted services	20,492	15,842	57,810	49,159
Occupancy, communications and other	27,641	27,598	106,752	105,459
General and administrative expenses	19,479	17,771	74,612	63,631
Depreciation and amortization	5,556	4,373	20,210	18,511
	176,420	162,681	656,636	633,535

Income from operations	22,201	17,333	80,785	68,470

Income from affiliates	1,327	2,010	7,146	7,109
Interest income, net	693	339	2,172	743
Other non-operating income	(6,195)	25	(7,404)	6,222

Income from continuing operations before income taxes	18,026	19,707	82,699	82,544
Provision for income taxes	5,776	7,043	31,303	32,605

Income from continuing operations	12,250	12,664	51,396	49,939

Discontinued operations:

Adjustment to reduce estimated loss on disposal of discontinued operations, less applicable tax expense for the three and twelve months ended June 30, 2005 and June 30, 2004		—	739	592

Sublease income from discontinued operations, less applicable income tax expense for the three and twelve months ended June 30, 2005 and June 30, 2004	10	15	27	62
Net income	$12,260	$12,679	$52,162	$50,593

Basic earnings per share:
Income from continuing operations	$0.38	$0.39	$1.58	$1.52
Income from discontinued operations	—	—	0.02	0.02
Net income	$0.38	$0.39	$1.60	$1.54

Diluted earnings per share:
Income from continuing operations	$0.37	$0.39	$1.56	$1.50
Income from discontinued operations	—	—	0.02	0.02
Net income	$0.37	$0.39	$1.58	$1.52

Weighted average shares of common stock, basic (000)	32,642	32,273	32,541	32,866
Weighted average shares of common stock, diluted (000)	32,921	32,586	32,845	33,207

WATSON WYATT & COMPANY HOLDINGS

Supplemental Segment Data

(Thousands of U.S. Dollars)

	Three Months Ended June 30,		Year Ended June 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)

Revenue (net of reimbursable expenses)
Benefits Group	$122,144	$113,152	$441,352	$425,477
Technology Solutions Group	12,555	14,716	66,340	77,114
Human Capital Group	14,458	11,445	56,456	44,872
International	25,011	22,709	90,498	83,129
Other	10,908	9,583	42,719	41,780
Total segment revenue	185,076	171,605	697,365	672,372
Reimbursable expenses and other	13,545	8,409	40,056	29,633
Consolidated revenue	$198,621	$180,014	$737,421	$702,005

Net operating income
Benefits Group	$37,129	$26,255	$101,034	$91,559
Technology Solutions Group	(1,571)	(43)	7,404	8,141
Human Capital Group	3,058	1,103	13,647	5,076
International	3,867	2,853	5,941	3,319
Other	1,523	218	4,549	533
Total segment net operating income	44,006	30,386	132,575	108,628
Discretionary compensation	(15,590)	(9,700)	(47,403)	(38,870)
Other income (expense), net	(10,390)	(979)	(2,473)	12,786
Income before income taxes	$18,026	$19,707	$82,699	$82,544

	June 30,
	2005	2004
	(Unaudited)
Associates (fiscal year end full-time equivalents)
Benefits Group	1,600	1,685
Technology Solutions Group	335	320
Human Capital Group	170	155
International	940	950
Other	600	585
Total segment associates	3,645	3,695
Corporate	230	230
Total	3,875	3,925

WATSON WYATT & COMPANY HOLDINGS

Consolidated Balance Sheets

(Thousands of U.S. Dollars, Except Per Share Data)

	June 30,	June 30,
	2005	2004
	(Unaudited)
Assets
Cash and cash equivalents	$168,076	$136,940
Marketable securities	—	20,000
Receivables from clients:
Billed, net of allowances of $2,114 and $1,862	95,977	86,726
Unbilled, net of allowances of $264 and $456	62,840	63,108
	158,817	149,834

Deferred income taxes	24,718	15,052
Other current assets	12,599	11,388
Total current assets	364,210	333,214

Investment in affiliates	30,857	30,235
Fixed assets, net	94,033	65,438
Deferred income taxes	92,915	55,240
Goodwill and intangible assets	22,664	20,909
Other assets	14,000	7,132

Total Assets	$618,679	$512,168

Liabilities

Accounts payable and accrued liabilities	$122,621	$113,233
Deferred income taxes	283	—
Income taxes payable	4,648	12,526
Total current liabilities	127,552	125,759

Accrued retirement benefits	205,029	97,984
Deferred rent and accrued lease losses	18,701	10,199
Deferred income taxes	370	628
Other noncurrent liabilities	32,824	32,414

Total Liabilities	384,476	266,984

Commitments and contingencies

Stockholders’ Equity
Preferred Stock - No par value: 1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock - $.01 par value: 99,000,000 shares authorized; 33,372,880 and 33,372,880 issued and 32,627,226 and 32,317,156 outstanding	334	334
Additional paid-in capital	147,948	149,508
Treasury stock, at cost - 745,654 and 1,055,724 shares	(18,705)	(26,149)
Retained earnings	168,075	125,669
Accumulated other comprehensive loss	(63,449)	(4,178)
Total Stockholders’ Equity	234,203	245,184

Total Liabilities and Stockholders’ Equity	$618,679	$512,168

WATSON WYATT & COMPANY HOLDINGS

Consolidated Statements of Cash Flows

(Thousands of U.S. Dollars)

	Twelve months ended June 30,
	2005	2004
	(Unaudited)
Cash flows from (used in) operating activities:
Net income	$52,162	$50,593
Adjustments to reconcile net income to net cash from (used in) operating activities:
Loss on foreign currency forward contract	4,803	—
Other non-operating gain related to PCIC	—	(5,600)
Income from discontinued operations, net of income tax expense	(739)	(592)
Provision for doubtful receivables from clients	5,563	5,612
Depreciation	19,899	18,196
Amortization of intangible assets	311	315
Provision for deferred income taxes	(4,587)	(7,457)
Income from affiliates	(7,146)	(7,109)
Distributions from affiliates	6,131	5,521
Other, net	866	508
Changes in operating assets and liabilities (net of discontinued operations)
Receivables from clients	(14,546)	(16,524)
Other current assets	(488)	377
Other assets	(6,868)	(538)
Accounts payable and accrued liabilities	9,532	7,359
Income taxes payable	(8,601)	(3,190)
Accrued retirement benefits	2,101	6,025
Deferred rent and accrued lease losses	8,502	5,591
Other noncurrent liabilities	1,189	405
Net cash from operating activities	68,084	59,492

Cash flows used in investing activities:
Purchases of marketable securities	(470,050)	(277,600)
Sales and maturities of marketable securities	490,050	286,300
Purchases of fixed assets	(34,712)	(23,629)
Proceeds from sale of fixed assets	64	157
Capitalized software costs	(14,296)	—
Proceeds from divestitures	20	622
Acquisitions and contingent consideration payments	(812)	(321)
Investment in affiliates	—	—
Net cash used in investing activities	(29,736)	(14,471)

Cash flows used in financing activities:
Issuances of common stock - exercise of options	1,992	2,142
Issuances of common stock - employee stock purchase plan	8,078	6,789
Dividends paid	(9,756)	—
Offering costs of repurchases of common stock	—	(728)
Repurchases of common stock	(9,358)	(33,139)
Net cash used in financing activities	(9,044)	(24,936)

Effect of exchange rates on cash	1,832	1,181

Increase in cash and cash equivalents	31,136	21,266

Cash and cash equivalents at beginning of period	136,940	115,674

Cash and cash equivalents at end of period	$168,076	$136,940